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                                  EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Citizens Bancshares, Inc. on Form S-4 of our report dated February 7, 1997 (relative to the consolidated financial statements of Century Financial Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996) appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

                                        /s/ S.R. Snodgrass, A.C.
                                        ------------------------
                                           S.R. Snodgrass, A.C.

Wexford, PA.
December 15, 1997